Exhibit 99.1

April 17, 2019
Limelight Networks Reports Financial Results for the First Quarter of 2019

•	Q1 Revenue of $43.3 million

•	Q1 GAAP EPS of $(0.07) and Non-GAAP EPS of $(0.04)

•	Cash and marketable securities of $38.7 million

•	Confirming full year guidance
Limelight Networks, Inc. (Nasdaq: LLNW) (Limelight), a leading provider of edge cloud services, today reported revenue of $43.3 million for the first quarter of 2019, down 17 percent, compared to $52.1 million in the first quarter of 2018. Currency negatively impacted year-over-year comparison by $0.3 million.
Limelight reported a net loss of $8.6 million, or $(0.07) per basic share for the first quarter of 2019, compared to net income of $0.1 million, or break-even per basic and fully diluted share in the first quarter of 2018.
Non-GAAP net loss was $5.1 million or $(0.04) per basic share for the first quarter of 2019, compared to non-GAAP net income of $6.2 million, or $0.06 per basic share in the first quarter of 2018.
EBITDA was negative $4.1 million for the first quarter of 2019, compared to positive $4.9 million for the first quarter of 2018. Adjusted EBITDA was negative $0.6 million for the first quarter of 2019 compared to positive $11.0 million for the first quarter of 2018.
Limelight ended the first quarter with 562 employees and employee equivalents, down from 563 at the end of the fourth quarter of 2018, and up from 544 at the end of the first quarter of 2018.
Commenting on the first quarter, Chief Executive Officer, Robert Lento said, “We entered 2019 expecting that first quarter financial results would mark the low point for the year, but would set the foundation for our best year ever across many financial and operational measures. Results were largely in line with our expectations as we invested heavily in opportunities that we believe will yield significant revenue in the second half of 2019. With the first quarter now behind us, we expect 2019 to show meaningful sequential improvement going forward, and our year-over-year growth rate in both percentages and actual dollars should be our best in many years.
“The industry and our business is seeing demand pick up, and we are expanding our footprint and building capacity and capability to meet this global demand. To that end, customer churn showed significant improvement, pipeline growth of opportunities with both new and existing customers was very good, organic expansion of our network and conversion of Ericsson's PoPs picked up pace, Limelight Realtime Streaming received widespread recognition, and edge computing continued to attract mega trials. This traction gives us confidence to confirm our full-year guidance.”
Based on current conditions, our full-year 2019 guidance is unchanged, and is as follows:

Exhibit 99.1

2019 Guidance Table

Limelight Networks, Inc.
2019 Guidance

	April 17, 2019	January 30, 2019
Revenue	$215 to $225 million	$215 to $225 million
GAAP Basic EPS	Break-even to $0.10	Break-even to $0.10
Non-GAAP EPS	$0.10 to $0.20	$0.10 to $0.20
Adjusted EBITDA	$30 to $40 million	$30 to $40 million
Capital expenditures	$20 to $24 million	$20 to $24 million

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,499	$25,383
Marketable securities	22,142	25,083
Accounts receivable, net	29,505	26,041
Income taxes receivable	124	122
Prepaid expenses and other current assets	12,276	14,789
Total current assets	80,546	91,418
Property and equipment, net	32,996	27,378
Operating lease right of use assets	3,012	—
Marketable securities, less current portion	40	40
Deferred income taxes	1,508	1,462
Goodwill	76,707	76,407
Other assets	4,199	2,220
Total assets	$199,008	$198,925
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,858	$9,216
Deferred revenue	1,524	1,883
Operating lease liability obligations	1,620	—
Income taxes payable	186	124
Provision for litigation	4,500	9,000
Other current liabilities	11,656	12,922
Total current liabilities	37,344	33,145
Operating lease liability obligations, less current portion	1,630	—
Deferred income taxes	128	152
Deferred revenue, less current portion	105	42
Other long-term liabilities	263	435
Total liabilities	39,470	33,774
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 114,874 and 114,246 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	115	114
Additional paid-in capital	516,251	513,682
Accumulated other comprehensive loss	(9,657)	(10,033)
Accumulated deficit	(347,171)	(338,612)
Total stockholders’ equity	159,538	165,151
Total liabilities and stockholders’ equity	$199,008	$198,925

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Percent	March 31,	Percent
	2019	2018	Change	2018	Change
Revenue	$43,280	$43,992	(2)%	$52,114	(17)%
Cost of revenue:
Cost of services (1)	22,941	22,141	4%	21,054	9%
Depreciation — network	4,317	3,941	10%	4,380	(1)%
Total cost of revenue	27,258	26,082	5%	25,434	7%
Gross profit	16,022	17,910	(11)%	26,680	(40)%
Gross profit percentage	37.0%	40.7%		51.2%
Operating expenses:
General and administrative (1)	7,535	7,482	1%	9,522	(21)%
Sales and marketing (1)	10,972	9,484	16%	10,280	7%
Research and development (1)	5,901	5,781	2%	6,339	(7)%
Depreciation and amortization	245	476	(49)%	588	(58)%
Total operating expenses	24,653	23,223	6%	26,729	(8)%
Operating loss	(8,631)	(5,313)	62%	(49)	NM
Other income (expense):
Interest expense	(10)	(10)	NM	(59)	NM
Interest income	212	230	NM	130	NM
Other, net	(6)	90	NM	112	NM
Total other income (expense)	196	310	NM	183	NM
(Loss) income before income taxes	(8,435)	(5,003)	NM	134	NM
Income tax expense (benefit)	124	190	NM	(15)	NM
Net (loss) income	$(8,559)	$(5,193)	NM	$149	NM

Net income (loss) per share:
Basic	$(0.07)	$(0.05)		$—
Diluted	$(0.07)	$(0.05)		$—

Weighted average shares used in per share calculation:
Basic	114,410	113,578		110,761
Diluted	114,410	113,578		118,909

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2019	2018	2018
Share-based compensation:
Cost of services	$411	$756	$357
General and administrative	2,094	2,792	1,810
Sales and marketing	484	963	603
Research and development	467	974	597
Total share-based compensation	$3,456	$5,485	$3,367

Depreciation and amortization:
Network-related depreciation	$4,317	$3,941	$4,380
Other depreciation and amortization	245	476	588
Total depreciation and amortization	$4,562	$4,417	$4,968

Net increase (decrease) in cash, cash equivalents and marketable securities:	$(11,825)	$(2,169)	$(5,621)

End of period statistics:
Approximate number of active customers	643	649	703

Number of employees and employee equivalents	562	563	544

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
	2019	2018	2018
Operating activities
Net (loss) income	$(8,559)	$(5,193)	$149
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,562	4,417	4,968
Share-based compensation	3,456	5,485	3,367
Foreign currency remeasurement loss (gain)	10	(65)	110
Deferred income taxes	(51)	103	41
Gain on sale of property and equipment	(30)	(6)	(16)
Accounts receivable charges	257	449	218
Amortization of premium on marketable securities	12	33	33
Changes in operating assets and liabilities:
Accounts receivable	(3,720)	(343)	(270)
Prepaid expenses and other current assets	(474)	64	882
Income taxes receivable	(2)	25	(124)
Other assets	(1,737)	201	(495)
Accounts payable and other current liabilities	2,243	(1,807)	(2,286)
Deferred revenue	(297)	1,004	130
Income taxes payable	62	17	(397)
Payments related to litigation, net	(1,520)	(1,520)	(4,500)
Other long term liabilities	(175)	51	(151)
Net cash (used in) provided by operating activities	(5,963)	2,915	1,659
Investing activities
Purchases of marketable securities	(9,266)	(4,669)	—
Sale and maturities of marketable securities	12,224	3,500	4,515
Purchases of property and equipment	(5,018)	(5,618)	(1,990)
Proceeds from sale of property and equipment	29	4	16
Net cash (used in) provided by investing activities	(2,031)	(6,783)	2,541
Financing activities
Payment of employee tax withholdings related to restricted stock vesting	(894)	(985)	(1,606)
Cash paid for purchase of common stock	—	—	(3,800)
Proceeds from employee stock plans	8	1,374	30
Net cash (used in) provided by financing activities	(886)	389	(5,376)
Effect of exchange rate changes on cash and cash equivalents	(4)	184	127
Net decrease in cash and cash equivalents	(8,884)	(3,295)	(1,049)
Cash and cash equivalents, beginning of period	25,383	28,678	20,912
Cash and cash equivalents, end of period	$16,499	$25,383	$19,863
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss) adjusted to exclude share-based compensation and litigation expenses. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense (benefit). We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on

Exhibit 99.1

the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended
	March 31, 2019		December 31, 2018		March 31, 2018
	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net (loss) income	$(8,559)	$(0.07)	$(5,193)	$(0.05)	$149	$—
Share-based compensation	3,456	0.03	5,485	0.05	3,367	0.03
Litigation expenses	—	—	3	—	2,670	0.02
Non-GAAP net (loss) income	$(5,103)	$(0.04)	$295	$—	$6,186	$0.06

Weighted average shares used in per share calculation:		114,410		113,578		110,761

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
U.S. GAAP net (loss) income	$(8,559)	$(5,193)	$149
Depreciation and amortization	4,562	4,417	4,968
Interest expense	10	10	59
Interest and other (income) expense	(206)	(320)	(242)
Income tax expense (benefit)	124	190	(15)
EBITDA	$(4,069)	$(896)	$4,919
Share-based compensation	3,456	5,485	3,367
Litigation expenses	—	3	2,670
Adjusted EBITDA	$(613)	$4,592	$10,956
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast

Exhibit 99.1

live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of April 17, 2019, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks Inc., (NASDAQ: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, please visit www.limelight.com, follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2019 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ